AMENDMENT TO

MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES

This AMENDMENT TO MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES (“Amendment”) dated as of August 19, 2014, is by and between The Huntington Funds (the “Trust”) and Huntington Asset Services, Inc. (formerly Unified Fund Services, Inc.) (the “Transfer Agent”). This Amendment replaces any previous Amendments entered into by the parties.

W I T N E S S E T H:

WHEREAS, the Trust and the Transfer Agent are parties to that certain Mutual Fund Services Agreement for Transfer Agency Services dated as of June 23, 2006 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Agreement”); and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Exhibit A to the Agreement is hereby amended, as set forth at Schedule A attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON ASSET SERVICES, INC.

By:	/s/ Joseph L. Rezabek
Name:	Joseph L. Rezabek
Title:	President

THE HUNTINGTON FUNDS

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	Chief Executive Officer

SCHEDULE A

EXHIBIT A

MUTUAL FUND SERVICES AGREEMENT

FOR TRANSFER AGENCY SERVICES

Amended as of August 19, 2014

Fund	Share Class
Huntington Tax-Free Money Market Fund	Class A Shares, Institutional Shares

Huntington Money Market Fund	Class A Shares, Institutional Shares, Interfund Shares

Huntington Ohio Municipal Money Market Fund	Class A Shares, Institutional Shares

Huntington U.S. Treasury Money Market Fund	Class A Shares, Institutional Shares

Huntington Disciplined Equity Fund	Class A Shares, Institutional Shares

Huntington Dividend Capture Fund	Class A Shares, Class C Shares, Institutional Shares

Huntington Global Select Markets Fund	Class A Shares, Institutional Shares

Huntington International Equity Fund	Class A Shares, Institutional Shares

Huntington Real Strategies Fund	Class A Shares, Institutional Shares

Huntington Situs Fund	Class A Shares, Class C Shares, Institutional Shares

Huntington Balanced Allocation Fund	Class A Shares

Huntington Conservative Allocation Fund	Class A Shares

Huntington Growth Allocation Fund	Class A Shares

Huntington World Income Fund	Class A Shares, Class C Shares, Institutional Shares

Huntington Income Generation Fund	Class A Shares, Class C Shares

Huntington VA Dividend Capture Fund

Huntington VA International Equity Fund

Huntington VA Situs Fund

This Exhibit A, amended as of August 19, 2014, is hereby incorporated and made part of the Mutual Fund Services Agreement for Transfer Agency Services dated as of June 23, 2006, between the Trust and Huntington Asset Services, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.

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